Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces Earnings for Second Quarter of Fiscal 2018

Year to Date Managed Hosting Revenue Increased 19.0%

Year to Date Recurring Revenue Increased 2.6%

Burlington, Mass., May 15, 2018 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fiscal second quarter ended March 31, 2018.

“Bridgeline continues to see interest in the B2B market as well as enhanced hosting needs due to regulatory requirements including those of the American Disability Act (ADA) and the General Data Protection Regulation (GDPR) in Europe,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Bridgeline’s enterprise commerce and hosting capabilities position us well to address and complement these regulatory requirements by providing further value to our existing customers and winning new business.”

Second Quarter Summary:

●	SaaS revenue was $1.3 million in the second quarter of fiscal 2018, compared to $1.4 million in the second quarter of fiscal 2017.

●	Hosting revenue increased 12.4% to $293,000 in the second quarter of fiscal 2018, compared to $261,000 in the second quarter of fiscal 2017.

●	Recurring revenue was $1.7 million in the second quarter of fiscal 2018, compared to $1.8 million in the second quarter of fiscal 2017.

●	Subscription and perpetual license revenue was $1.5 million in the second quarter of fiscal 2018, compared to $1.6 million in the second quarter of fiscal 2017.

●	Operating expenses were reduced by $287,000, or 10.5% to $2.4 million in the second quarter of fiscal 2018, from $2.7 million in the second quarter of fiscal 2017.

Year to Date Summary:

●	SaaS revenue was $2.8 million in the first six months of fiscal 2018, consistent with the $2.8 million in the first six months of fiscal 2017.

●	Hosting revenue increased 19.0% to $596,000 in the first six months of fiscal 2018, compared to $501,000 in the first six months of fiscal 2017.

●	Recurring revenue increased 2.6% to $3.6 million in the first six months of fiscal 2018, compared to $3.5 million in the first six months of fiscal 2017.

●	Subscription and perpetual license revenue was $3.1 million in the first six months of fiscal 2018, compared to $3.3 million in the first six months of fiscal 2017.

●	Operating expenses were reduced by $593,000, or 11.0% to $4.8 million in the first six months of fiscal 2018, from $5.4 million in the first six months of fiscal 2017.

Financial Results

Second Quarter

Revenue for the second quarter of fiscal 2018 was $3.7 million, compared to $4.0 million in the second quarter of fiscal 2017. SaaS revenue was $1.3 million in the second quarter of fiscal 2018, compared to $1.4 million in the second quarter of fiscal 2017. Hosting revenue was $293,000 in the second quarter of fiscal 2018, compared to $261,000 in the second quarter of fiscal 2017. Recurring revenue was $1.7 million in the second quarter of fiscal 2018, compared to $1.8 million in the second quarter of fiscal 2017. Subscription and perpetual license revenue was $1.5 million in the second quarter of fiscal 2018, compared to $1.6 million in the second quarter of fiscal 2017.

Operating expenses were reduced by $287,000, or 10.5% to $2.4 million in the second quarter of fiscal 2018, compared to $2.7 million in the second quarter of fiscal 2017, reflecting management’s ongoing expense control initiatives. Loss from Operations was $616,000 in the second quarter of fiscal 2018, compared to $447,000 in the second quarter of fiscal 2017.

Net loss was $680,000 in the second quarter of fiscal 2018, compared to a net loss of $530,000 in the second quarter of fiscal 2017.

Adjusted EBITDA was a loss of $185,000 in the second quarter of fiscal 2018, compared to a gain of $22,000 in the second quarter of fiscal 2017.

Year to Date

Revenue for the first six months of fiscal 2018 was $7.7 million, compared to $8.0 million in the first six months of fiscal 2017. SaaS revenue was $2.8 million in the first six months of fiscal 2018, consistent with the $2.8 million in the first six months of fiscal 2017. Hosting revenue was $596,000 for the first six months of fiscal 2018, compared to $501,000 in the first six months of fiscal 2017. Recurring revenue increased 2.6% to $3.6 million in the first six months of fiscal 2018, compared to $3.5 million in the first six months of fiscal 2017. Subscription and perpetual license revenue was $3.1 million in the first six months of fiscal 2018, compared to $3.3 million in the first six months of fiscal 2017.

Operating expenses were reduced by $593,000, or 11.0% to $4.8 million in the first six months of fiscal 2018, compared to $5.4 million in the first six months of fiscal 2017, reflecting management’s ongoing expense control initiatives. Loss from Operations was $959,000 in the first six months of fiscal 2018, compared to $812,000 in the first six months of fiscal 2017.

Net loss was $1.1 million in the first six months of fiscal 2018, compared to a net loss of $938,000 in the first six months of fiscal 2017.

Adjusted EBITDA was a loss of $279,000 in the first six months of fiscal 2018, compared to a gain of $32,000 in the first six months of fiscal 2017.

Financial Outlook

For fiscal 2018, the Company expects revenue to be between $15.0 - $15.5 million for fiscal 2018, and management expects to generate Adjusted EBITDA between negative $600,000 and positive $100,000 for full year fiscal 2018.

Conference Call Information

Bridgeline Digital will host a conference call to discuss second quarter 2018 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income/(loss), non-GAAP adjusted earnings/(loss) per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income/(loss) and non-GAAP adjusted earnings/(loss) per diluted share are calculated as net income/(loss) or net income/(loss) per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income/(loss) and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income/(loss) and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital market, the ability to raise capital, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their complete digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s Unbound platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage, nurture, and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Company Contact

Bridgeline Digital, Inc.:

Michael D. Prinn

Chief Financial Officer

(781)497-3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2018	2017	2018	2017
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(757)	$(598)	$(1,262)	$(1,074)
Amortization of intangible assets	71	72	143	143
Stock-based compensation	122	127	247	272
Restructuring charges	181	217	181	248
Preferred stock dividends	77	68	152	136
Non-GAAP adjusted net loss	$(306)	$(114)	$(539)	$(275)

Reconciliation of GAAP net loss per diluted share to non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(0.18)	$(0.14)	$(0.30)	$(0.26)
Amortization of intangible assets	0.02	0.02	0.03	0.03
Stock-based compensation	0.03	0.03	0.06	0.07
Restructuring charges	0.04	0.05	0.04	0.06
Preferred stock dividends	0.02	0.01	0.04	0.03
Non-GAAP adjusted net loss per diluted share	$(0.07)	$(0.03)	$(0.13)	$(0.07)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(757)	$(598)	$(1,262)	$(1,074)
Provision for income tax	-	1	1	13
Interest expense, net	75	34	161	65
Amortization of intangible assets	71	72	143	143
Depreciation	29	74	65	163
Restructuring charges	181	217	181	248
Other amortization	17	27	33	66
Stock-based compensation	122	127	247	272
Preferred stock dividends	77	68	152	136
Adjusted EBITDA	$(185)	$22	$(279)	$32

Reconciliation of GAAP net loss per diluted share to Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.18)	$(0.14)	$(0.30)	$(0.26)
Provision for income tax	-	-	-	-
Interest expense, net	0.02	0.01	0.03	0.02
Amortization of intangible assets	0.02	0.02	0.03	0.03
Depreciation	0.01	0.02	0.02	0.04
Restructuring charges	0.04	0.05	0.04	0.06
Other amortization	-	0.01	0.01	0.02
Stock-based compensation	0.03	0.03	0.06	0.07
Preferred stock dividends	0.02	0.01	0.04	0.03
Adjusted EBITDA per diluted share	$(0.04)	$0.01	$(0.07)	$0.01

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31		March 31
	2018	2017	2018	2017
Revenue:
Digital engagement services	$1,921	$2,151	$3,981	$4,177
Subscription and perpetual licenses	1,499	1,582	3,105	3,307
Managed service hosting	293	261	596	501
Total revenue	3,713	3,994	7,682	7,985

Cost of revenue:
Digital engagement services	1,292	1,144	2,689	2,272
Subscription and perpetual licenses	513	499	993	995
Managed service hosting	86	73	166	144
Total cost of revenue	1,891	1,716	3,848	3,411
Gross profit	1,822	2,278	3,834	4,574

Operating expenses:
Sales and marketing	950	1,174	2,054	2,468
General and administrative	795	803	1,531	1,594
Research and development	408	422	815	782
Depreciation and amortization	104	157	212	342
Restructuring charges	181	169	181	200
Total operating expenses	2,438	2,725	4,793	5,386
Loss from operations	(616)	(447)	(959)	(812)
Interest and other expense, net	(64)	(82)	(150)	(113)
Loss before income taxes	(680)	(529)	(1,109)	(925)
Income Taxes	-	1	1	13
Net loss	$(680)	$(530)	$(1,110)	$(938)
Dividends on convertible preferred stock	(77)	(68)	(152)	(136)
Net loss applicable to common shareholders	$(757)	$(598)	$(1,262)	$(1,074)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.18)	$(0.14)	$(0.30)	$(0.26)
Number of weighted average shares outstanding:
Basic and diluted	4,227,101	4,180,818	4,213,660	4,096,271

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share and per share data)
(Unaudited)

	March 31	September 30
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$756	$748
Accounts receivable and unbilled revenues, net	2,879	3,026
Prepaid expenses and other current assets	429	352
Total current assets	4,064	4,126
Property and equipment, net	98	209
Intangible assets, net	120	263
Goodwill	12,641	12,641
Other assets	273	334
Total assets	$17,196	$17,573

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,787	$1,241
Accrued liabilities	718	920
Debt, current	120	-
Deferred revenue	1,193	1,466
Total current liabilities	3,818	3,627
Debt, net of current portion	2,591	2,500
Other long term liabilities	380	172
Total liabilities	6,789	6,299

Commitments and contingencies

Stockholders' equity:
Convertible preferred stock - $0.001 par value; 1,000,000 shares authorized; 258,494 and 243,536 issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 4,241,225 and 4,200,219 issued and outstanding	4	4
Additional paid-in-capital	66,265	65,869
Accumulated deficit	(55,511)	(54,249)
Accumulated other comprehensive loss	(351)	(350)
Total stockholders' equity	10,407	11,274
Total liabilities and stockholders' equity	$17,196	$17,573